UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 29, 2018

ProPetro Holding Corp.
(Exact name of registrant as specified in its charter)

Delaware	001-38035	26-3685382
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1706 S. Midkiff, Bldg. B Midland, TX		79701
(Address of principal executive offices)		(Zip Code)

(432) 688-0012
(Registrant’s telephone number, including area code)
(Not applicable)
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR230.405) of Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02    Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers;
Compensatory Arrangements of Certain Officers.

Resignation of Matt Himler from the Board of Directors

Effective January 29, 2018, and pursuant to a stockholders agreement (the "Stockholders Agreement") by and among ProPetro Holding Corp. (the "Company") and Energy Capital Partners II, LP, Energy Capital Partners II-A, LP, Energy Capital Partners II-B, LP, Energy Capital Partners II-C (Direct IP), LP, Energy Capital Partners II-D, LP and Energy Capital Partners II (Midland Co-Invest), LP (collectively, "Energy Capital Partners"), Matt Himler resigned as a director of the Company. Mr. Himler did not resign as a result of any disagreement with the Company on any matter related to the Company's operations, policies or practices.

Appointment of Anthony Best to the Board of Directors

In connection with the resignation of Mr. Himler, Anthony Best was appointed as a director by the Company's Board of Directors on January 29, 2018. In connection with his appointment, Mr. Best was also named to the Audit Committee and the Compensation Committee of the Board of Directors.

    Mr. Best, 68, has over thirty-five years of experience in the energy industry, and has served as a Senior Advisor for Quantum Energy Partners since August 2015.  Prior to joining Quantum, Mr. Best served in various roles with SM Energy Company, commencing in 2006 as its President and Chief Operating Officer, and as its Chief Executive Officer from February 2007 through January 2015.  From 2003 to 2005, Mr. Best served as President and Chief Executive Officer of Pure Resources, Inc., a Unocal development and exploration company.  From 2000 to 2003, Mr. Best served as an independent consultant offering leadership and oil and gas consultation to energy companies and volunteer organizations, and from 1979 through 2000, Mr. Best served in various roles of increasing responsibilities at Atlantic Richfield Company, culminating in the position of President, ARCO Latin America.  Mr. Best holds a Master’s of Science in Engineering Management from the University of Alaska, and a Bachelor’s of Science in Mechanical Engineering from Texas A&M University.  Prior to beginning his business career, Mr. Best served five years as an engineering officer in the United States Air Force.

The Board of Directors determined that Mr. Best has no relationships with the Company or its subsidiaries, either directly or indirectly, that would be inconsistent with a determination of independence under the applicable rules and regulations of the New York Stock Exchange and the United States Securities and Exchange Commission. Additionally, there are are no family relationships between Mr. Best and the executive officers or directors of the Company.

Mr. Best shall receive compensation for serving on the Board of Directors consistent with the Company's Non-Employee Director Compensation Policy.

There are no arrangements or understandings between Mr. Best and any other persons pursuant to which he was selected as a director of the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 29, 2018

PROPETRO HOLDING CORP.

/s/ Mark Howell
Mark Howell General Counsel